                                                               EXHIBIT 5(a)(iii)

VALIC [LOGO]      PORTFOLIO DIRECTOR PLUS FIXED AND VARIABLE ANNUITY APPLICATION

                  FOR USE WITH ALL PLAN TYPES EXCEPT NQDA

                  --------------------------------------------------------------

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

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This is a 2-page form, open completely before filling out.

APPLICANT/ANNUITANT INFORMATION

SS# or Tax ID#:
               ---------------------------------------------------------------
Name:
     -------------------------------------------------------------------------
Address:
        ----------------------------------------------------------------------
City:                                     State:                 Zip:
     -----------------------------------        ---------------      ---------
Home Phone:                             Date of Birth:      /    /
           --------------------------                 ----  ----  ------------

Sex: [ ]Male   [ ]Female        Marital Status: [ ]Married   [ ]Single

Resident State if different from above:
                                       ---------------------------------------
EMPLOYMENT INFORMATION

Employer or Plan Name:
                      --------------------------------------------------------
Group #:
       -----------------------------------------------------------------------

Location of Employer:   City:                                 State:
                             ---------------------------------      -----------
Date of Hire:     /    /      Work Phone:
             ----  ---  ----             --------------------------------------
Annual Salary: $
                ---------------------------------------------------------------

Expected Annuity Date:
                      ---------------------------------------------------------
(In the absence of an election, age 75 will be used.)

INVESTOR PROFILE

INVESTMENT OBJECTIVE (check one):
[ ]Safety of Principal     [ ]Long-term growth
[ ]Retirement              [ ]Other:
                                    -------------------------------------------

Occupation:
           --------------------------------------------------------------------

FINANCIAL SITUATION (approximate amounts in thousands):

Household Income     [ ]Under $50      [ ]$50-$100       [ ]Over $100
Net Worth            [ ]Under $50      [ ]$50-$100       [ ]Over $100
Life Insurance       [ ]Under $50      [ ]$50-$100       [ ]Over $100

Dependents: Number:          Age(s):          Tax Bracket:                  %
                    --------        ----------            -----------------

BENEFICIARY INFORMATION

See the Information and Instructions page for naming your beneficiary as a person or entity. If additional space is needed, you may use a separate signed and dated sheet and attach it to this form.

If your plan is covered by ERISA, you are married and are naming someone other than your spouse as your primary beneficiary, complete the ERISA spousal consent section.

PRIMARY BENEFICIARY:
                    -----------------------------------------------------------
Address:
        -----------------------------------------------------------------------

City:                                  State:                  Zip:
     --------------------------------        ----------------      ------------

SS# or Tax ID#:                            Date of Birth:
               --------------------------                ----------------------

Relationship:
             ------------------------------------------------------------------

CONTINGENT BENEFICIARY:
                       --------------------------------------------------------

Address:
        -----------------------------------------------------------------------

City:                                  State:                   Zip:
     --------------------------------        ------------------     -----------

SS# or Tax ID#:                             Date of Birth:
               ---------------------------                ---------------------

Relationship:
             ------------------------------------------------------------------

ERISA SPOUSAL CONSENT

ERISA COVERED PLANS: Your spouse must be your primary beneficiary unless spousal consent to waive Pre-retirement Death Benefits is given. Complete the following section if naming someone other than spouse as the primary beneficiary.

SPOUSAL CONSENT TO WAIVER OF PRE-RETIREMENT DEATH BENEFITS:
I, the spouse of the named applicant/annuitant, hereby consent to the applicant/annuitant's waiver of the qualified pre-retirement survivor annuity provided under federal law. I understand that in accordance with this waiver, any death benefits named prior to the time annuity payments begin, shall be paid to the beneficiary designated by the applicant/annuitant. However, if the applicant/annuitant dies before attaining age 35, the law generally requires that the spouse receive at least 50% of the death benefit.

Name of Spouse:
               ---------------------------------------------------------------


-----------------------------------------------        -----------------------
          Spousal Signature                                      Date
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State of                               County of
        ------------------------------          ------------------------------

on this          day of                             , year of
       ---------        ----------------------------          ----------------


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               Plan Administrator or Notary Signature (required)

FOR MISSING SPOUSE: I hereby affirm that I have made all reasonable attempts to locate my spouse and have not been able to do so, and I have no reason to believe that I will be able to do so.


--------------------------------------------------       ---------------------
        Applicant/Annuitant's Signature                           Date


REPLACEMENT

Is this a replacement of an existing annuity or life insurance contract?
[ ]No     [ ]Yes, If yes, complete the following:

Insured's Name:
               ---------------------------------------------------------------

Policy Number(s):
                 -------------------------------------------------------------

Insurer's (Company) Name:
                           ---------------------------------------------------

REPRESENTATIVE OF RECORD

Agent No.:                              Profile:
           ----------------------------          -----------------------------

Commission % (1st year)                 Commission % (renewal)
                       ----------------                        ---------------

Agent No.:                              Profile:
           ----------------------------          -----------------------------

Commission % (1st year)                 Commission % (renewal)
                       ----------------                        ---------------

Agent No.:                              Profile:
           ----------------------------          -----------------------------

Commission % (1st year)                 Commission % (renewal)
                       ----------------                        ---------------


As representative I [ ] do [ ] do not have reason to believe that replacement of existing life insurance or annuity may be involved.


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                  Printing Servicing Agent Representative Name

 ------------------------------------------------------------------------------
               Licensed Agent/Registered Representative Signature

-------------------------------------------------         ---------------------
              Principal Approval                                  Date



Original Copy--VALIC        One Copy--Participant        One Copy--Field Office

[VALIC LOGO]      PORTFOLIO DIRECTOR PLUS FIXED AND VARIABLE ANNUITY APPLICATION

                  FOR USE WITH ALL PLAN TYPED EXCEPT NQDA

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

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CONTRIBUTION INFORMATION

Is there an expected rollover? [ ]No [ ]Yes  If yes, complete Transfer/Rollover form PDP 108 for 457 Plans and PDP 107 for all others.  Enter a Contribution Source Code and the percentage to be allocated to each investment option. Percents must be whole numbers totaling 100%.

                                                                                                                         SINGLE SUM
                                           Contribution   Contribution    Contribution   Contribution   Contribution    CONTRIBUTION
Investment Option                             Code*           Code*          Code*           Code*          Code*          CODE*
------------------                           ------          ------         ------          ------         ------        ---------

American General International Growth       --------%       --------%      --------%       --------%      --------%     $----------

American General International Value        --------%       --------%      --------%       --------%      --------%     $----------

Templeton International                     --------%       --------%      --------%       --------%      --------%     $----------

Putnam Global Growth                        --------%       --------%      --------%       --------%      --------%     $----------

AGSPC Science & Technology                  --------%       --------%      --------%       --------%      --------%     $----------

American General Small Cap Growth           --------%       --------%      --------%       --------%      --------%     $----------

American General Small Cap Value            --------%       --------%      --------%       --------%      --------%     $----------

T. Rowe Price Small Cap Stock               --------%       --------%      --------%       --------%      --------%     $----------

American General Mid Cap Growth             --------%       --------%      --------%       --------%      --------%     $----------

American General Mid Cap Value              --------%       --------%      --------%       --------%      --------%     $----------

Putnam New Opportunities                    --------%       --------%      --------%       --------%      --------%     $----------

Founders Growth Fund                        --------%       --------%      --------%       --------%      --------%     $----------

AGSPC Growth Fund                           --------%       --------%      --------%       --------%      --------%     $----------

American General Large Cap Growth           --------%       --------%      --------%       --------%      --------%     $----------

American General Large Cap Value            --------%       --------%      --------%       --------%      --------%     $----------

Scudder Growth & Income                     --------%       --------%      --------%       --------%      --------%     $----------

AGSPC Stock Index Fund                      --------%       --------%      --------%       --------%      --------%     $----------

Vanguard Windsor II                         --------%       --------%      --------%       --------%      --------%     $----------

American General Socially Responsible       --------%       --------%      --------%       --------%      --------%     $----------

American General Balanced                   --------%       --------%      --------%       --------%      --------%     $----------

Vanguard Wellington                         --------%       --------%      --------%       --------%      --------%     $----------

American General Domestic Bond              --------%       --------%      --------%       --------%      --------%     $----------

American General Money Market               --------%       --------%      --------%       --------%      --------%     $----------

American General Conservative Lifestyle     --------%       --------%      --------%       --------%      --------%     $----------

American General Moderate Lifestyle         --------%       --------%      --------%       --------%      --------%     $----------

American General Growth Lifestyle           --------%       --------%      --------%       --------%      --------%     $----------

Fixed Account Plus                          --------%       --------%      --------%       --------%      --------%     $----------

Short Term Fixed Account                    --------%       --------%      --------%       --------%      --------%     $----------
                                               100%           100%           100%            100%           100%
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Payment Amount                                                                                                        VALIC USE ONLY
                                            --------        --------       --------        --------       --------
Number of payments                                                                                                    --------------
                                            --------        --------       --------        --------       --------      Plan Type
Start date of payments
                                            --------        --------       --------        --------       --------    --------------
                                                                                                                           Plan #
------------------------------------------------------------------------------------------------------------------
                                                                                                                      --------------
*CONTRIBUTION SOURCE CODES             GB - Employer Basic              PR - Employee Plan-to-Plan Rollover/Transfer    Remittance #
AM - Employee After-Tax Mandatory      GD - Employer Discretionary      PS - Employee Pre-Tax Supplemental
AS - Employee After-Tax Supplemental   GM - Employer Matching           PV - Employee Pre-Tax Voluntary               --------------
AV - Employee After-Tax Voluntary      PM - Employee Pre-Tax Mandatory                                                   Account #

                                                                                                                   -----------------
                                                                                                                   Plan Code/Product
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APPLICANT/ANNUITANT AFFIRMATIONS AND STATEMENTS

This application is subject to acceptance by the Company at its Home Office. Proof of age must be furnished before Annuity Payments begin. Upon written request, we will provide factual information regarding the benefits and provisions of the annuity contract for which you are applying. If you are not satisfied with your annuity contract for any reason, you may return it within 20 days after receipt for a refund of premium (applicable to all individual and some group contracts). A current prospectus for the Company's Separate Account was provided with the application. Also, a current prospectus was provided for each Fund selected under this Plan. The prospectus for the Separate Account gives sales expenses and other data.

ANNUITY PAYMENTS OR SURRENDER VALUES ARE VARIABLE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THEY ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

BY SIGNING THIS FORM, I REPRESENT THAT ALL STATEMENTS AND ANSWERS MADE IN
THE APPLICATION ARE COMPLETE AND TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF.
------------------------

I HEREBY ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE INFORMATION PROVIDED IN THE INFORMATION AND INSTRUCTIONS PAGE ON THE FOLLOWING SUBJECTS:

o  FRAUD WARNINGS
o  OPTIONAL RETIREMENT PROGRAM (IF APPLICABLE)
o  SALARY REDUCTION AGREEMENT FOR 403(b) AND 401(k) PLANS
o  WITHDRAWAL RESTRICTIONS FOR 403(b) PLANS

It is understood and agreed that the investment options under the contract will be limited to those listed above, and will be subject to any other limitations described in the contract.

[ ]  Check if you own or participate in another VALIC Annuity Contract.


-----------------------------------------------       --------------------------
      Annuitant/Applicant Signature                           Date



Original Copy--VALIC        One Copy--Participant        One Copy--Field Office

INFORMATION AND INSTRUCTIONS

FRAUD WARNING

IN SOME STATES WE ARE REQUIRED TO ADVISE YOU OF THE FOLLOWING: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.


NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.


COLORADO, KENTUCKY AND PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects each person to criminal and civil penalties.

OPTIONAL RETIREMENT PROGRAM REDEMPTIONS

TEXAS OPTIONAL RETIREMENT PROGRAM

     o Benefits in the Texas Optional Retirement Program vest after one year and one day of participation in one or more optional retirement plans.

     o Benefits under the Texas Optional Retirement Program are available to you only after you attain the age of 70 1/2 years, or terminate participation by death, retirement, or termination of employment in all Texas institutions of higher education.

     o VALIC will require written verification from the program administrator of your qualification for any requested redemption of any annuity benefits purchased under the Texas Optional Retirement Program.

LOUISIANA OPTIONAL RETIREMENT PROGRAM

For participants in the Louisiana Optional Retirement Program, withdrawals are limited by the plan and must take the form of an annuity payable over your lifetime or the joint lifetime of you and your beneficiary.

WITHDRAWAL RESTRICTIONS FOR 403(b) PARTICIPANTS

According to federal tax laws regulating certain 403(b) plans, any interest and earnings credited to your account after 12/31/88 and any elective contributions made after that date may be withdrawn only under any of the following circumstances.

o  Separation from service   o  Death        o  Hardship (Contributions only)
o  Age 59 1/2 or older       o  Disability

Your employer's plan may contain additional withdrawal restrictions. Additionally, some employer plans have alternative investment options among which plan participants may transfer contract values.

BENEFICIARY DESIGNATIONS (Primary and/or Contingent)

A beneficiary should always be designated. Beneficiary categories are:

PRIMARY BENEFICIARY -- One who receives any benefits after the Annuitant dies.

CONTINGENT BENEFICIARY -- One who receives any benefits if the primary beneficiary dies before the Annuitant dies.

Beneficiaries can be an INDIVIDUAL, an INSTITUTION, or a TRUSTEE.

NAMING YOUR BENEFICIARY

INDIVIDUAL as beneficiary:  Jane A. Doe


INSTITUTION as beneficiary (Full legal name and address should be stated; also state whether the institution is a corporation):


     The Evergreen Company, a Texas Corporation

TRUSTEE as beneficiary (Named inter vivos [living] trust agreement):

     XYZ Bank and Trust Company or its successors, as Trustee under trust agreement dated January 31, 1982.

SALARY REDUCTION AGREEMENT FOR 403(b) AND 401(k) PLANS

This section only applies if you have not executed a separate salary reduction agreement with respect to the salary reduction contributions specified in Contribution Information. This form shall serve as your instruction for such contributions and agreement to your employer's rules regarding the contributions. Upon acceptance by the Employer of these instructions, this document shall then constitute your salary reduction agreement for purchase of a non-transferable annuity contract qualified under Section 403(b) of the Internal Revenue Code (IRC) or a non-transferable annuity contract to provide retirement benefits under IRC Section 401(k) from The Variable Annuity Life Insurance Company. When effective, this agreement shall apply only to those amounts not currently available as of the date indicated on this form. This agreement shall be legally binding as to the parties hereto while employment continues; provided, however, that either party may change or terminate this agreement with respect to amounts that have not become currently available and payable by the Employer and in accordance with the Employer's reasonable administrative procedures. Salary reductions are to be effective with respect to pay dates on or after the date listed under Date Payment Begins (which is subsequent to this agreement). Only amounts not currently available to the employee are eligible for salary reduction.

VALIC HOME OFFICE

2929 Allen Parkway o Houston, TX  77019
Call 1-800-44-VALIC for customer assistance.